37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Subordinated Debt Issuance September 2016 Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333 - __________

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 2 Forward - Looking Statements 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 This presentation has been prepared by Southside Bancshares, Inc . (“Southside” or the “Company”) solely for informational purposes based on information regarding its operations, as well as information from public sources . This presentation has been prepared to assist interested parties in making their own evaluation of Southside and does not purport to contain all of the information that may be relevant or material to an interested party’s investment decision . In all cases, interested parties should conduct their own investigation and analysis of Southside, the information set forth in this presentation, included in or incorporated by reference into the prospectus supplement, and other information provided by or on behalf of Southside . This presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of Southside by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation . Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities of Southside or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . Securities of Southside are not deposits or insured by the FDIC or any other agency . Except where information is provided as of a specified date, this presentation speaks as of the date hereof . The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof . Certain of the information contained herein may be derived from information provided by industry sources . Southside believes that such information is accurate and that the sources from which it has been obtained are reliable . Southside cannot guarantee the accuracy of such information, however, and has not independently verified such information . When used in this presentation and in documents filed or furnished by the Company with the Securities and Exchange Commission, in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . Such statements are subject to certain risks and uncertainties, including, among other things, ( i ) changes in economic conditions globally, nationally, in Texas, or in Southside’s specific markets ; (ii) current or future legislative, regulatory changes or changes in monetary, fiscal, tax or accounting policies, including the Federal Reserve’s actions with respect to interest rates, and the capital requirements promulgated by the Basel Committee on Banking Supervision ; (iii) adverse changes in the status or financial condition of Government - Sponsored Entities (the “GSEs”) impacting the GSEs’ guarantees or ability to pay or issue debt ; (iv) adverse changes in the credit portfolio of other U . S . financial institutions relative to the performance of Southside’s investment securities ; (v) economic or other disruptions caused by acts of terrorism or cyberterrorism in the United States, Europe or other areas ; (vi) changes in the interest rate yield curve or changes in the interest rate environment that impact interest margins and may impact prepayments on mortgage - backed securities (“MBS”) ; (vii) increases in Southside’s non - performing assets ; (viii) Southside’s liquidity and ability to fund operations and growth ; (ix) the failure of Southside’s assumptions underlying allowance for loan losses and other estimates ; (x) Southside’s ability to execute its future acquisition plans and to successfully integrate the entities and achieve the gains, revenue growth and/or expense savings anticipated from such transactions ; (xi) changes impacting Southside’s balance sheet and leverage strategy ; (xii) risks relating to actual mortgage prepayments diverging from projections ; (xiii) risks related to U . S . agency MBS prepayments increasing due to U . S . Government programs designed to assist homeowners to refinance their mortgage that might not otherwise have qualified ; (xiv) Southside’s ability to monitor interest rate risk ; (xv) risks related to the price per barrel of crude oil ; (xvi) increased competition ; (xvii) changes in consumer spending, borrowing and saving habits ; (xviii) Southside’s ability to increase market share and control expenses ; (xix) successful product expansion efforts ; (xx) credit risks of borrowers, including any increase in those risks due to changing economic conditions ; and (xxi) risks related to loans secured by real estate, including the risk that the value and marketability of collateral could decline . The Company wishes to advise readers that the factors listed above and other risks described from time to time in documents filed or furnished by the Company with the Securities and Exchange Commission could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements . Accordingly, readers are cautioned against placing undue reliance on such forward - looking statements . Past results are not necessarily indicative of future performance . The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events . Southside has filed a registration statement (including a prospectus) and a prospectus supplement which is preliminary and subject to completion, with the Securities and Exchange Commission for the offering to which this communication relates . Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents that Southside has filed with the Securities and Exchange Commission for more complete information about Southside and the offering . You may get these documents for free by visiting the SEC web site at www . sec . gov . Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting : Sandler O’Neill + Partners, L . P . at toll - free 1 - 866 - 805 - 4128 or by emailing syndicate@sandleroneill . com .

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 3 Terms of the Offering 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Issuer Security Size Term Covenants Southside Bancshares, Inc. (NASDAQ: SBSI) Fixed - to - Floating Rate Subordinated Notes $ 75 .0 million 10 years Consistent with regulatory requirements for Tier 2 Capital Use of Proceeds Net proceeds from the sale of the Notes will be used for general corporate purposes, which may include advances to subsidiaries to finance their activities Rating BBB by Kroll Bond Rating Agency Call Provision Non - Call 5 Years Joint Lead Managers Sandler O’Neill + Partners, L.P . (Books) Brean Capital, LLC

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 4 Key Management Team 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Julie Shamburger Executive Vice President & Chief Financial Officer ▪ Chief Accounting Officer of Southside Bank from 2011 - 2016 ▪ Audit Committee Member of East Texas Area Council of Boy Scouts ▪ 34 years with Southside Sam Dawson Chief Executive Officer ▪ President and Secretary of Southside Bank from 1998 to 2012 ▪ East Texas Medical Center and Tyler Junior College Foundation Director ▪ Announced retirement at end of 2016, at which point he will be succeeded by Company President Lee Gibson ▪ 42 years with Southside Lee Gibson President ▪ Past Chairman, FHLB Dallas and Council of FHLBanks ▪ President of Tyler Junior College Foundation Board ▪ Tyler Economic Development Council Director ▪ 32 years with Southside

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 5 Southside Snapshot 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Company Overview Financial Highlights ($ in millions) ▪ Founded in 1960 with headquarters in Tyler, TX ▪ Community - focused financial institution ▪ Offers a broad range of personal, commercial and mortgage banking services, as well as trust and investment, and brokerage services ▪ Diversified branch footprint consisting of 60 banking centers, 18 located in grocery stores and 25 in motor bank facilities ▪ Approximately 40% market share in Tyler, TX¹ ▪ Insider ownership equal to 7.7% ▪ 713 Full - Time Employees 1. Deposit market share for the Tyler, TX MSA; Source: SNL Financial, FDIC 2. See Non - GAAP reconciliation on page 22 As of or for the As of or for the Year Ended December 31, Six Months Ended 2014 2015 June 30, 2016 Balance Sheet Total Assets $4,807 $5,162 $5,035 Securities 2,135 2,301 2,254 Total Loans (Exlc. HFS) 2,181 2,432 2,384 Total Deposits 3,374 3,455 3,570 Total Equity 425 444 472 Profitability ROAA 0.60% 0.90% 0.99% ROATCE¹ 7.99 13.39 14.17 Net Interest Margin 3.77 3.40 3.43 Efficiency Ratio 55.42 59.32 55.22 Capital TCE / TA² 6.91% 6.83% 7.60% Common Equity Tier 1 Ratio 13.76 12.71 12.58 Tier 1 Ratio 16.12 14.56 14.47 Total Risk-Based Ratio 16.69 15.27 15.01 Leverage Ratio 11.35 8.61 8.60 Asset Quality NPAs / Assets 0.26% 0.63% 0.49% NPAs Excl. TDRs / Assets 0.13 0.41 0.24 NCOs / Avg. Loans 1.44 0.09 0.90 Reserves / Gross Loans 0.61 0.81 0.63 Reserves / NPAs 108.27 60.76 60.82

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 6 Current Footprint 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 7 SBSI – Investment Highlights 1. 2016 – 2021 Projected Growth; source: SNL Financial, Nielson 2. Completed acquisition of OmniAmerican Bancorp, Inc. on December 17, 2014 ▪ Excellent Regional Demographics – Austin and Dallas/Fort Worth provide attractive business climates as two of the fastest growing markets in the United States » 9.9% and 7.7% projected population growth in Austin and Dallas/Fort Worth, respectively, surpass the national average of 3.7% ¹ – Long - standing local relationships in the growing Tyler, TX market (5.8% projected population growth¹) ▪ Consistent Track Record of Growth – 10% CAGR in total assets from 2011 – 2Q2016² – 41% total growth in net interest income from FY 2011 – FY 2015² ▪ Loan Portfolio Cushioned from Oil and Gas Volatility – Only 1.2% of total loan portfolio to the oil and gas sector; no corporate presence in Houston, TX ▪ Conservative Lending Practices Translate into Strong Asset Quality – NPAs / Total Assets of 0.49% in 2Q16 and no higher than 0.79% for any quarter since 2006² – Largest concentration of commitments to a single borrower of $47.6 million is well under the legal limit of $104.4 million ▪ Well Positioned for Growth – Completed integration of OmniAmerican Bancorp acquisition – Opening a loan production office in the growing commercial market of Frisco, TX ▪ Veteran Management Team – Southside’s key management individuals each have over 30 years tenure with Southside

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 8 Financial Performance: Growth Note: Completed acquisition of OmniAmerican Bancorp, Inc. on December 17, 2014 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Total Assets ($mm) Total Deposits ($mm) Total Equity ($mm) – $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 – $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 – $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 9 1.25% 1.05% 1.22% 0.60% 0.90% 0.99% 2011 2012 2013 2014 2015 2016Q2 YTD 17.95% 14.05% 18.15% 7.99% 13.39% 14.17% 2011 2012 2013 2014 2015 2016Q2 YTD 55.2% 60.6% 55.7% 55.4% 59.3% 55.2% 2011 2012 2013 2014 2015 2016Q2 YTD Financial Performance: Profitability 1. See Non - GAAP reconciliation on page 22 Note: Completed acquisition of OmniAmerican Bancorp, Inc. on December 17, 2014 resulting in pre - tax merger expenses of $15.9mm a nd $5.5mm in 2014 and 2015, respectively, as well as $2.8mm in impairment charges in 2014 relating to the exit of SFG 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Net Income to Common Shareholders ($mm) ROAA ROATCE¹ Efficiency Ratio Net Interest Income ($mm) $39.1 $34.7 $41.2 $20.8 $44.0 $49.8 Annualized 2011 2012 2013 2014 2015 2016Q2 YTD Annualized $95.4 $89.1 $101.6 $106.8 $134.7 $142.0 2011 2012 2013 2014 2015 2016Q2 YTD

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 10 Net Interest Margin Note: Completed acquisition of OmniAmerican Bancorp, Inc. on December 17, 2014 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 4.82% 4.13% 4.25% 4.29% 3.84% 4.00% 3.60% 3.26% 3.69% 3.77% 3.40% 3.43% 1.24% 0.90% 0.58% 0.54% 0.45% 0.58% – 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2011 2012 2013 2014 2015 2016 Q2 YTD Yield on Earning Assets Net Interest Margin Cost of Funds

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 10 Net Interest Margin Note: Completed acquisition of OmniAmerican Bancorp, Inc. on December 17, 2014 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 4.82% 4.13% 4.25% 4.29% 3.84% 4.00% 3.60% 3.26% 3.69% 3.77% 3.40% 3.43% 1.24% 0.90% 0.58% 0.54% 0.45% 0.58% – 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2011 2012 2013 2014 2015 2016Q2 YTD Yield on Earning Assets Net Interest Margin Cost of Funds

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 12 Pro Forma Capitalization 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 1. See Non - GAAP reconciliation on page 22 Note : Assumes $75 million subordinated debt issuance, a 1.50% underwriting fee, $400 thousand other offering expenses, and 20% risk weighting on net proceeds 7.60% 8.60% 12.58% 14.47% 15.01% 7.49% 8.47% 12.52% 14.39% 17.47% TCE / TA¹ Leverage Ratio CET1 Ratio Tier 1 Ratio Total Capital Ratio June 30, 2016 Actual June 30, 2016 Pro Forma

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 13 Historical Capital Levels 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Bank Consolidated CET1 Ratio Tier 1 Ratio Total Capital Ratio Leverage Ratio – 5.00% 10.00% 15.00% 20.00% 25.00% 2011 2012 2013 2014 2015 2Q2016 – 5.00% 10.00% 15.00% 20.00% 25.00% 2011 2012 2013 2014 2015 2Q2016

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 14 Loan Composition Trends 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 ($ in millions) 2013 2014 2015 2016 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Real Estate Loans: Construction $119 $123 $127 $125 $135 $164 $178 $268 $276 $296 $342 $438 $465 $426 1-4 Family Residential 376 385 388 390 396 392 395 691 693 684 679 656 645 633 CRE 243 233 253 262 273 272 333 468 471 501 537 635 658 694 Commercial 161 154 153 158 154 157 162 226 241 229 228 243 234 198 Municipal 216 224 223 246 240 240 256 258 253 256 262 288 286 293 Individuals 167 174 174 170 172 166 75 270 241 214 191 172 155 140 Total $1,282 $1,293 $1,318 $1,351 $1,370 $1,391 $1,399 $2,181 $2,175 $2,180 $2,239 $2,432 $2,443 $2,384 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Construction 1-4 Family Residential CRE Commercial Municipal Individuals 2013 2014 2015 2016 Note: Completed acquisition of OmniAmerican Bancorp, Inc . on December 17, 2014

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 15 Commercial Oil & Gas Exposure 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Non - Oil Exposure 98.81% Oil & Gas Extraction and Wells 0.67% Support Activities for Oil & Gas Operations 0.52% 1.19% Total Loan Portfolio as of June 30, 2016 Oil & Gas Portfolio as of June 30, 2016

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 16 CRE Concentration¹ 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Bank Consolidated 1. CRE concentration defined as non - owner - occupied CRE loans as a percentage of total capital as outlined in the Joint Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices published by the Federal Reserve Board of Governors at the Office of the Comptroller of the Currency in December 2006 Note: Completed acquisition of OmniAmerican Bancorp, Inc. on December 17, 2014 68.6% 69.9% 72.1% 134.2% 201.6% 215.9% 2011 2012 2013 2014 2015 2016 Q2 71.2% 71.8% 72.9% 139.2% 204.4% 220.1% 2011 2012 2013 2014 2015 2016 Q2

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 17 0.92% 0.74% 0.82% 1.44% 0.09% 0.90% 2011 2012 2013 2014 2015 2016 Q2 YTD Asset Quality Trends 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 1. 2014 excludes purchased credit impaired loans measured at fair value at acquisition of OmniAmerican Nonaccrual Loans / Loans NPAs / Assets¹ Reserves / NPLs NCOs / Avg Loans 0.40% 0.45% 0.39% 0.26% 0.63% 0.49% 2011 2012 2013 2014 2015 2016 Q2 0.95% 0.82% 0.60% 0.19% 0.84% 0.49% 2011 2012 2013 2014 2015 2016 Q2 149.4% 154.5% 157.6% 133.3% 62.3% 61.5% 2011 2012 2013 2014 2015 2016 Q2

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 18 48% 30% 21% 1% 0% Securities Composition Note : All mortgage - backed securities issued and/or guaranteed by U.S. government agencies or U.S. government sponsored enterprises 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 Held To Maturity as of 6/30/2016 Available for Sale as of 6/30/2016 $1.4bn $0.8bn 5% 46% 49% Agency MBS: Residential Agency MBS: Commercial State and Political Subdivisions Other Stocks and Bonds Other Equity Securities

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 19 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Noninterest Bearing Interest Bearing Demand Savings Retail Time Jumbo Time Deposit Composition Trends 37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 ($ in millions) 2013 2014 2015 2016 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Noninterest Bearing $546 $664 $558 $530 $554 $711 $585 $661 $680 $716 $682 $672 $699 $680 Interest Bearing Demand 1,084 1,074 1,063 1,229 1,259 1,198 1,152 1,646 1,726 1,666 1,572 1,660 1,747 1,684 Savings 107 109 109 110 115 117 120 226 236 232 231 233 242 247 Retail Time 158 171 182 183 161 141 141 260 250 246 269 282 282 271 Jumbo Time 442 481 496 476 458 434 446 581 603 609 574 608 649 688 Total $2,337 $2,499 $2,408 $2,528 $2,547 $2,601 $2,444 $3,374 $3,495 $3,469 $3,328 $3,455 $3,619 $3,570 2013 2014 2015 2016 Note: Completed acquisition of OmniAmerican Bancorp, Inc . on December 17, 2014

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 20 Appendix

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 21 Non - GAAP Reconciliation This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”) . These non - GAAP financial measures include return on average tangible common equity and tangible common equity to tangible assets . In calculating return on average tangible common equity, we (i) add back the after tax amortization expense to net income available to common shareholders and (ii) subtract average intangible assets from average common equity . In calculating the ratio of tangible common equity to tangible assets, we subtract intangible assets both from common equity and total assets . Management believes that the presentation of these measures excluding the impact of intangible assets provides useful supplemental information that is helpful in understanding our financial condition and results of operations, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength . Management also believes that providing measures that exclude balances of intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers . In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance . These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures . Because not all companies use the same calculation of non - GAAP measures, this presentation may not be comparable to other similarly titled measures as calculated by other companies .

37 37 37 50 114 79 235 241 222 195 214 155 255 226 85 229 51 44 0 79 125 75 68 134 151 216 255 181 177 215 247 166 43 234 234 234 22 Non - GAAP Reconciliation (cont’d) (A) Annualized As of or for the As of or for the Year Ended December 31, Six Months Ended Dollars in thousands 2011 2012 2013 2014 2015 June 30, 2016 Net Income Available to Common $39,133 $34,695 $41,190 $20,833 $43,997 $24,911 Plus: After-Tax Amortization Expense (35% Tax-Rate) 170 133 98 133 1,496 660 Adjusted Net Income Available to Common (a) $39,303 $34,828 $41,288 $20,966 $45,493 $25,571 Average Common Equity 241,560 270,358 249,709 287,768 438,427 458,462 Less: Average Intangible Assets 22,574 22,460 22,287 25,377 98,702 97,615 Average Tangible Common Equity (b) 218,986 247,898 227,422 262,391 339,725 360,847 Return on Average Tangible Common Equity (a) / (b) 17.95% 14.05% 18.15% 7.99% 13.39% 14.17%(A) Common Equity at Period End $258,927 $257,763 $259,518 $425,243 $444,062 $472,300 Less: Intangible Assets at Period End 22,556 22,358 22,212 100,216 98,068 97,054 Tangible Common Equity at Period End (c) 236,371 235,405 237,306 325,027 345,994 375,246 Total Assets at Period End $3,303,817 $3,237,403 $3,445,663 $4,807,261 $5,162,076 $5,035,005 Less: Intangible Assets at Period End 22,556 22,358 22,212 100,216 98,068 97,054 Tangible Assets at Period End (d) 3,281,261 3,215,045 3,423,451 4,707,045 5,064,008 4,937,951 Tangible Common Equity to Tangible Assets (c) / (d) 7.20% 7.32% 6.93% 6.91% 6.83% 7.60%